UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   January 16, 2014

CARDINAL FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-24557 (Commission File Number)	54-1874630 (I.R.S. Employer Identification No.)

8270 Greensboro Drive, Suite 500 McLean, Virginia (Address of principal executive offices)	22102 (Zip Code)

Registrant’s telephone number, including area code:  (703) 584-3400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01              Completion of Acquisition or Disposition of Assets.

On January 16, 2014, Cardinal Financial Corporation (“Cardinal”) completed its acquisition of United Financial Banking Companies, Inc. (“United”).  The merger of United with and into Cardinal (the “Merger”) was effected pursuant to the terms and conditions of the Agreement and Plan of Reorganization, dated as of September 9, 2013, between Cardinal and United, and a related Plan of Merger (together, the “Merger Agreement”).

Pursuant to the Merger Agreement, holders of shares of United common stock have a right to receive $19.13 in cash and 1.154 shares of Cardinal common stock for each share of United common stock held immediately prior to the effective time of the Merger, plus cash in lieu of fractional shares.  Each option or warrant granted by United to purchase shares of United common stock that was outstanding immediately prior to the effective time of the Merger was converted into the right to receive cash in an amount equal to the product of the number of shares of United common stock underlying such option or warrant multiplied by the difference between $38.26 and the per share exercise price of such option or warrant, subject to the terms of the respective option and warrant agreements.  Each share of Cardinal common stock outstanding immediately prior to the Merger remained outstanding and was unaffected by the Merger.  The cash portion of the merger consideration was funded through a cash dividend of approximately $27.5 million from Cardinal Bank, Cardinal’s wholly-owned bank subsidiary, to Cardinal, and no borrowing was incurred by Cardinal or Cardinal Bank in connection with the Merger.

Cardinal expects to operate The Business Bank, the former wholly-owned bank subsidiary of United, as a separate wholly-owned bank subsidiary of Cardinal until March 2014, at which time The Business Bank will be merged with and into Cardinal Bank.

This description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference to Exhibit 2.1 to this report.  A copy of the press release announcing the completion of the Merger is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

2.1

Agreement and Plan of Reorganization, dated as of September 9, 2013, between Cardinal Financial Corporation and United Financial Banking Companies, Inc. (incorporated by reference to Exhibit 2.1 to Cardinal Financial Corporation’s Current Report on Form 8-K filed on September 10, 2013).

99.1	Press release, dated January 16, 2014, announcing the completion of the Merger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDINAL FINANCIAL CORPORATION
(Registrant)

Date: January 16, 2014	By:	/s/ Mark A. Wendel
Mark A. Wendel
Executive Vice President and
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

2.1

Agreement and Plan of Reorganization, dated as of September 9, 2013, between Cardinal Financial Corporation and United Financial Banking Companies, Inc. (incorporated by reference to Exhibit 2.1 to Cardinal Financial Corporation’s Current Report on Form 8-K filed on September 10, 2013).

99.1	Press release, dated January 16, 2014, announcing the completion of the Merger.